Exhibit 99.1

Yongye International, Inc. Accepts Revised “Going Private” Proposal at $7.10 Per Share
and Enters into Amendment to Merger Agreement

BEIJING, April 9, 2014 -- Yongye International, Inc. (NASDAQ: YONG) (“Yongye” or the “Company”), a leading developer, manufacturer and distributor of crop nutrient products in China, today announced that it has entered into an amendment (the “Amendment”) to its previously announced agreement and plan of merger dated as of September 23, 2013, among Full Alliance International Limited (“Holdco”), Yongye International Limited (“Parent”), Yongye International Merger Sub Limited (“Merger Sub”) and the Company (the “Merger Agreement”, and the Merger Agreement as so amended, the “Amended Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). The Amendment follows the revised “going private” proposal from (i) Mr. Zishen Wu (“Mr. Wu”), the Company’s Chairman and Chief Executive Officer, (ii) MSPEA Agriculture Holding Limited (“MSPEA”), (iii) Lead Rich International Limited (“Lead Rich”) and (iv) Holdco (together with Mr. Wu, MSPEA and Lead Rich, the “Buyer Consortium”) to, among others, increase the merger consideration under the Merger Agreement and revise the stockholders’ approval requirement of the Merger Agreement. Pursuant to the Amendment, the merger consideration payable to holders of shares of common stock, par value $0.001 per share, of the Company (the “Shares”) under the Amended Merger Agreement, other than (i) Shares owned by Holdco, Parent and Merger Sub, including shares to be contributed to Parent by Holdco, Mr. Wu, Prosper Sino Development Limited and MSPEA, immediately prior to the effective time of the Merger pursuant to a contribution agreement, dated as of September 23, 2013, among Parent, Holdco, Mr. Wu, Prosper Sino Development Limited and MSPEA, and (ii) Shares held by the Company or any subsidiary of the Company ((i) and (ii) collectively, the “Excluded Shares”), has been increased from $6.69 per Share to $7.10 per Share. In return for the increased value to holders of Shares (other than the Excluded Shares), the stockholder voting requirement relating to the approval of holders of Shares (other than the Excluded Shares) has been modified such that the amended transaction will require approval by the affirmative vote of the holders of at least a majority of the issued and outstanding Shares (other than the Excluded Shares) that are present in person or by proxy and voting for or against approval of the Amended Merger Agreement at the special stockholders’ meeting to be held to approve the Amended Merger Agreement, rather than the prior requirement of the affirmative vote of the holders of at least a majority of the issued and outstanding Shares (other than the Excluded Shares).

The amended transaction includes an increase in the maximum amount of the Company’s expenses in connection with the transactions contemplated by the Amended Merger Agreement reimbursable by Holdco and Parent under certain circumstances in which the Amended Merger Agreement is terminated from US$2,000,000 to US$3,000,000.

The amended transaction also extends the termination date from June 23, 2014 to September 22, 2014 such that, subject to certain conditions, the Amended Merger Agreement may be terminated and the Merger may be abandoned by either the Company (upon the approval of the special committee of the Company’s Board of Directors (the “Special Committee”)) or Parent if the Merger is not consummated on or before September 22, 2014.

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The Buyer Consortium intends to finance the increase in the merger consideration through proceeds under the facility made available by China Development Bank Corporation (“CDB”) pursuant to the foreign exchange facility contract dated as of September 23, 2013, by and between Parent and CDB (the “Facility Agreement”). The Company’s Board of Directors, acting upon the unanimous recommendation of the Special Committee, has approved the Amended Merger Agreement and the transactions contemplated thereby, including the Merger, and resolved to recommend that shareholders of the Company vote to approve the Amended Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee negotiated the terms of the Amended Merger Agreement with the assistance of its legal and financial advisors.

The amended transaction, which is currently expected to close before the end of the third fiscal quarter of 2014, is subject to various closing conditions.

The Company intends to establish a new record date and will schedule a special meeting of its stockholders (the “Special Meeting”) for the purpose of voting on the approval of the Amended Merger Agreement. If completed, the Merger will result in the Company becoming a privately held company and its shares will no longer be listed on The NASDAQ Global Select Market.

Houlihan Lokey Capital, Inc. is serving as financial advisor to the Special Committee. Cleary Gottlieb Steen & Hamilton LLP is serving as U.S. legal advisor to the Special Committee. Loeb & Loeb LLP is serving as U.S. legal advisor to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is serving as U.S. legal advisor to Mr. Zishen Wu and Full Alliance International Limited. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as U.S. legal advisor to MSPEA Agriculture Holding Limited. Weil, Gotshal & Manges LLP is serving as U.S. legal advisor to Lead Rich International Limited. Akin Gump Strauss Hauer & Feld LLP is serving as U.S. legal advisor to Houlihan Lokey Capital, Inc.

Additional Information about the Transaction

The Company will file with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K regarding the transaction, which will include the Amendment. All parties desiring details regarding the transaction are urged to review these documents, which are available at the SEC’s website (http://www.sec.gov).

The Company plans to prepare and mail a revised proxy statement to its stockholders in connection with the Special Meeting to approve the proposed Merger with Merger Sub, pursuant to which the Company would be acquired by Parent. In addition, certain participants in the proposed transaction will prepare and mail to the Company’s stockholders a revised Schedule 13E-3 transaction statement. These documents will be filed with the SEC as soon as practical. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. In addition to receiving the revised proxy statement and revised Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, telephone: +86 10 8231 8866. E-mail: ir@yongyeintl.com.

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The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in the revised proxy statement and revised Schedule 13E-3 transaction statement relating to the proposed Merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the revised proxy statement and revised Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This announcement is also not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed Merger go forward.

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye's principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2013. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name "Shengmingsu," which means "life essential" in Chinese. The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company's website at www.yongyeintl.com.

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Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Yongye International, Inc.

Ms. Rain Xia

Phone: +86-10-8231-9608

E-mail: ir@yongyeintl.com

Mr. John Capodanno (U.S. Contact)

Phone: +1-212-850-5705

E-mail: john.capodanno@fticonsulting.com

Ms. Joanna Jiang (China Contact)

Phone: +86-10-8591-1958

E-mail: joanna.jiang@fticonsulting.com

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